Warrant Certificate No.                         Warrant to Purchase ____________
________________________________________        Shares of Class B Common Stock

Holder: _________________________________       Exercise Price Per Share: $_____

                                                Expiration Date:  ______________

                        INTERVEST BANCSHARES CORPORATION
              Incorporated under the laws of the State of Delaware
                      Class B Common Stock Purchase Warrant

         This certifies that, for value received, the holder identified above, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Intervest Bancshares Corporation, a Delaware corporation (the "Company"), that number of shares of Class B Common Stock, $1.00 par value, of the Company specified above, upon surrender hereof, with the exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States at the Exercise Price Per Share set forth above times the number of shares to be purchased. The number of shares purchasable upon exercise of this Warrant and the Exercise Price Per Share shall be subject to adjustment from time to time as set forth below. This Warrant is issued under and in accordance with a Warrant Agreement between the Company and the Warrant Agent named herein dated as of September 27, 1994, as such agreement has been previously amended and may hereafter be amended, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents.

         1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., New York time, on the expiration date set forth above and shall be void thereafter.

         2. Exercise Price Per Share. The exercise price per share of this Warrant shall be the price per share set forth above, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price Per Share").

         3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the holder in whole or in part, but not for less than one hundred (100) shares at a time (or such lesser number of shares which may then constitute the remaining shares purchasable; such number being subject to adjustment as provided in Section 9 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder, at the office or agency of The Bank of New York or its successor maintained for that purpose in the Borough of Manhattan, City of New York, upon payment in cash or check of the Exercise Price Per Share times the number of shares to be purchased.


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         4. Partial Exercise.  Upon any partial exercise of this Warrant,  there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares as to which this Warrant shall not have been exercised.

         5. Rights of Stockholder. Subject to Section 9 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Class B Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

         6. Transfer of Warrant.

            (a) Warrant Register. The Company will maintain or cause to be maintained a register (the "Warrant Register") containing the name and address of the Holder. Any holder of this Warrant or any portion thereof may change his address as shown in the Warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown in the Warrant Register and at the address shown on the Warrant Register or such other address as may thereafter have been furnished to the Company or its Warrant Agent. Until this Warrant is transferred on the Warrant Register of the Company, the Company and its agents may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

            (b) Warrant Agent. The Company shall maintain an office or agency where the Warrant Register will be maintained and where the Warrant may be presented for exercise, replacement or exchange (the "Warrant Agent"). The Company has appointed The Bank of New York as its Warrant Agent for the purpose of maintaining the Warrant Register, issuing the Class B Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. The Company may appoint a successor agent, in which case it will furnish notice to the Holder related to the successor agent. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

            (c) Transferability and Non-Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject only to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred in whole or in part by endorsement (by the


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holder  executing the Assignment  Form annexed  hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

            (d) Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form, accompanied by payment of any applicable transfer taxes, and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue and cause to be delivered to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or in the name of such other person as the Holder may direct, for the number of shares issuable upon exercise hereof.

            (e) Compliance with Securities Laws.

                (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Class B Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Class B Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any states securities laws. If such shares have not been registered under the Act, upon exercise of this Warrant the Holder shall, if requested by the Company, confirm in writing, in form satisfactory to the Company, that the shares of Class B Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                (ii) Except insofar as they have been registered under the Act, all shares of Class B Common Stock issued upon exercise hereof shall either be stamped or imprinted with a legend specifying that the securities have not been registered under the Act or shall be subject to a stop transfer order specifying that the securities have not been registered under the Act.

                (iii) The Company shall not be obligated to deliver any securities hereunder unless a registration statement under the Act with respect to the securities is effective. The Company covenants and agrees that it will file a registration statement and will use its best efforts to cause the same to become effective and keep such registration current while the Warrant is outstanding. The Warrant shall not be exercisable by Holder in any state where such exercise would be unlawful.

         7. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Class B Common Stock a sufficient number of shares to provide for the issuance of Class B Common Stock upon the exercise of this Warrant (including additional shares arising out of any adjustments pursuant to Section 9) and, from time to time, will take all steps necessary to provide sufficient reserves of shares of Class A Common Stock issuable upon conversion of the shares of Class B Common issuable upon exercise of this Warrant.


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         8. Amendments. Any term of this Warrant may be amended with the written consent of the Company and the Holder. The Company may, without the consent of the Holder, also amend this Warrant to cure any ambiguity, omission, defect or inconsistency. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         9. Adjustment of Exercise Price and Number of Shares.

         (a) Adjustments. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price Per Share shall be subject to adjustment from time to time upon the happening of certain events occurring after the date of this Warrant, as follows:

                (i)(A) Subject to the exceptions referred to in subsection 9(c), in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Class A Common Stock for a cash consideration per share less than the then applicable Exercise Price Per Share, then the Exercise Price Per Share in effect immediately prior to such sale shall be reduced to the price (rounded to the nearest cent) determined by dividing (i) an amount equal to the sum of (x) the number of shares of Class A Common Stock outstanding immediately prior to such sale multiplied by the then applicable Exercise Price Per Share, plus (y) the cash consideration received by the Company upon such sale, by (ii) the total number of shares of Class A Common Stock outstanding immediately after such sale. The cash consideration received by the Company shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                (B) Subject to the exceptions referred to in subsection 9(c), in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Class B Common Stock for a cash consideration per share less than the then applicable Exercise Price Per Share, then the Exercise Price Per Share in effect immediately prior to such sale shall be reduced to the price (rounded to the nearest cent) determined by dividing (i) an amount equal to the sum of (x) the number of shares of Class B Common Stock outstanding immediately prior to such sale multiplied by the then applicable Exercise Price Per Share, plus (y) the cash consideration received by the Company upon such sale, by (ii) the total number of shares of Class B Common Stock outstanding immediately after such sale. The cash consideration received by the Company shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                (ii)(A) In case the Company shall (A) pay a dividend in shares of Class A Common Stock or make a distribution to all holders of shares of Class


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A Common Stock in shares of Class A Common Stock,  (B) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, or (D) issue by reclassification of its shares of Class A Common Stock any shares of capital stock of the Company, the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Holder of the Warrant shall be entitled to receive (upon conversion of shares of Class B Common Stock issuable upon exercise of the Warrant)the kind and number of Shares of the Company that such person would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (ii)(A) shall be made on the effective date of any such event and shall become effective immediately after such effective date retroactive to the record date, if any, for such event. If, as a result of an adjustment made pursuant to this paragraph (ii)(A), the Holder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price Per Share between or among shares of such classes of capital stock of the Company.

                (B) In case the Company shall (A) pay a dividend in shares of Class B Common Stock or make a distribution to all holders of shares of Class B Common Stock in shares of Class B Common Stock, (B) subdivide its outstanding shares of Class B Common Stock into a greater number of shares, (C) combine its outstanding shares of Class B Common Stock into a smaller number of shares of Class B Common Stock, or (D) issue by reclassification of its shares of Class B Common Stock any shares of capital stock of the Company, the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Holder of the Warrant shall be entitled to receive the kind and number of Shares of the Company that such person would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (ii)(B) shall be made on the effective date of any such event and shall become effective immediately after such effective date retroactive to the record date, if any, for such event. If, as a result of an adjustment made pursuant to this paragraph (ii)(B), the Holder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price Per Share between or among shares of such classes of capital stock of the Company.

                (iii)(A) In case the Company shall fix a record date for the issuance of rights, convertible securities or warrants to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of Class A Common Stock at a price per share (or having a conversion price per share) that is lower on the date of issuance thereof than the then current market price per share of Class A Common Stock (as defined in paragraph
(v) below), the number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Shares theretofore


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purchasable upon exercise of this Warrant by a fraction,  of which the numerator shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, convertible securities or warrants plus the number of additional shares of Class A Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at the current market price per share of Class A Common Stock (as defined in paragraph (v) below) on the record date for this issuance of such rights, convertible securities or warrants. Such adjustment shall be made at time of issuance and shall become effective immediately after such rights, convertible securities or warrants are issued, retroactive to the record date for the determination of stockholders to receive such rights, convertible securities or warrants.

                (B) In case the Company shall fix a record date for the issuance of rights, convertible securities or warrants to all holders of its shares of Class B Common Stock entitling them to subscribe for or purchase shares of Class B Common Stock at a price per share (or having a conversion price per share) that is lower on the date of issuance thereof than the then current market price per share of Class B Common Stock (as defined in paragraph (v) below), the number of Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Class B Common Stock outstanding on the date of issuance of such rights, convertible securities or warrants plus the number of additional shares of Class B Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of Class B Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares of Class B Common Stock so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at the current market price per share of Class B Common Stock (as defined in paragraph (v) below) on the record date for this issuance of such rights, convertible securities or warrants. Such adjustment shall be made at time of issuance and shall become effective immediately after such rights, convertible securities or warrants are issued, retroactive to the record date for the determination of stockholders to receive such rights, convertible securities or warrants.

                (iv)(A) In case the Company shall fix a record date for the distribution to all holders of its shares of Class A Common Stock of evidences of its indebtedness or assets (excluding cash dividends) or rights to subscribe, convertible securities or warrants (excluding those referred to in paragraphs
(iii)(A) or (iii)(B) above), then in each case the Exercise Price Per Share shall be adjusted to a price determined by multiplying the Exercise Price Per Share in effect immediately prior to such distribution by a fraction, of which


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the numerator shall be the then current market price per share of Class A Common
Stock as of such record date, less the fair value as of such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets of evidences of indebtedness so distributed or of such subscription rights, convertible securities or warrants applicable to one share of Class A Common Stock, and of which the denominator shall be such current market price per share of Class A Common Stock as of such record date. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                (B) In case the Company shall fix a record date for the distribution to all holders of its shares of Class B Common Stock of evidences of its indebtedness or assets (excluding cash dividends) or rights to subscribe, convertible securities or warrants (excluding those referred to in paragraphs
(iii)(A) or (iii)(B) above), then in each case the Exercise Price Per Share shall be adjusted to a price determined by multiplying the Exercise Price Per Share in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Class B Common Stock as of such record date, less the fair value as of such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets of evidences of indebtedness so distributed or of such subscription rights, convertible securities or warrants applicable to one share of Class B Common Stock, and of which the denominator shall be such current market price per share of Class B Common Stock as of such record date. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                (v) For the purpose of any computation under paragraphs (iii) or
(iv) above the current market price per share of Class A Common Stock or Class B Common Stock at any date shall be deemed to be the average of the daily closing prices of Class A Common Stock for the thirty consecutive trading days commencing forty-five trading days before the date in question. The closing price for each day shall be (i) if the Class A Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the NYSE- Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Class A Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Class A Common Stock has been traded during such 30 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (ii) if the Class A Common Stock is not listed or admitted to trading on any such exchange, the last reported sale price, if reported, or, if no sale occurs on such date or the last reported sale price is not available, the average of the closing bid and asked


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prices as reported by the National  Association of Securities  Dealers Automated
Quotation System (NASDAQ) or a similar source selected from time to time by the Company for the purpose. If on any such date the Class A Common Stock is not quoted by any such organization, the fair value of the Class A Common Stock on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

                (vi) No adjustment in the number of Shares purchasable hereunder or the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least five per cent (5%) in the number of Shares purchasable upon the exercise of this Warrant or the Exercise Price Per Share.

                (vii) Whenever the number of Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price Per Share payable upon exercise of the Warrant shall be adjusted (to the nearest cent) by multiplying such Exercise Price Per Share immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant, immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                (viii) Whenever the number of Shares purchasable upon the exercise of this Warrant or the Exercise Price Per Share is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first-class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate setting forth the number of Shares purchasable upon the exercise of the Warrant and the Exercise Price Per Share after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Exercise Price Per Share or the number of Warrants or Shares or other stock or property purchasable or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

                (ix) In any case in which this subsection 9(a) shall require that an adjustment become effective retroactively to a record date, the Company may, at its option, elect to defer (but only until five business days following the filing by the Company with the Warrant Agent of the certificate described in paragraph (viii) above) issuing to the holder of any Warrant exercised after such record date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise only on the basis of the Exercise Price Per Share for the Warrant prior to such adjustment;


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and,  in lieu of the shares the  issuance of which is so  deferred,  the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                (x) In the event that at any time, as a result of an adjustment made pursuant to paragraphs (ii) through (iv) above, the Holder of the Warrant shall become entitled to purchase any shares of the Company's capital stock other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price Per Share of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this subsection 9(a) and the provisions of subsections 9(b) through 9(e), inclusive and subsection 10(b), with respect to the Shares shall apply on like terms to any such other shares.

                (xi) Upon the expiration of any rights, options, warrants or conversion rights referred to in this subsection 9(a), if any thereof shall not have been exercised, the Exercise Price Per Share and the number of Shares purchasable upon the exercise of a Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) assuming the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise.

                (xii) The Company may make reductions in the Exercise Price Per Share, in addition to those required by this subsection 9(a), as it considers to be advisable in order to avoid or diminish any income tax to any holder of its Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                (xiii)  The  adjustments  provided  for  in  paragraphs  (i)(A),
(iii)(A) and (iv)(A) are based upon the assumption that each share of Class B Common Stock of the Company is convertible into one (1) share of Class A Common Stock of the Company. In the event that the conversion ratio applicable to the Company's Class B Common Stock shall, after the date hereof but prior to expiration of this Warrant, be changed, then the procedures for adjustment set out in those paragraphs shall be equitably amended to reflect the new conversion ratio.

         (b) No Adjustment for Dividends. Except as provided in subsection 9(a), no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

         (c) No Adjustment in Certain Cases. No adjustments shall be made under subsection 9(a) or any other Section herein:

            (i) In connection with the issuance of Shares upon exercise of the Warrant.

            (ii) In connection with the issuance of shares of Class A Common Stock issuable pursuant to any stock option or employee benefit plans which have been or may be adopted by the Company.

         (d) Preservation of Purchase Rights Upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, each Holder of a Warrant shall have the right thereafter upon payment of the Exercise Price Per Share in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property that such person would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action and the Company or such successor or purchasing corporation, as the case may me, shall execute with the Warrant Agent agreements so providing. The Company shall mail by first-class mail, postage prepaid, to the Holder of each Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this subsection 9(d) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

         (e) Statement on Warrants. Irrespective of any adjustments in the Exercise Price Per Share or the number or kind of shares purchasable upon the exercise of the Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number of and kind of shares as are stated in this Warrant.

         10. Fractional Interests.

         (a) Fractional Shares. The Company shall not be required to issue fractional Shares on the exercise of this Warrant. If any fraction of a Share would be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount equal to the current market price per Share (as defined in subsection 9(a)(ix) above) on the date of such exercise multiplied by such fraction.

         (b) Fractional Warrants. The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant certificates pursuant to subsection 9(a) hereof or to distribute Warrant certificates which evidence fractional Warrants. In lieu of such fractional

Warrants, there shall be paid to the registered holders of Warrant certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant on the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. For purposes of this subsection 10(b), the current market value of a Warrant shall be the closing price of the Warrant for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. The closing price for any day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as quoted on NASDAQ, or, if the Warrants are not quoted on NASDAQ, on the principal national securities exchange on which the Warrants are listed or admitted to trading. If on any such date the Warrants are not quoted by any such organization, the fair value of the Warrants on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

         11. Descriptive Headings and Governing Law. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be deemed a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal as of the date set forth below.

                                   INTERVEST BANCSHARES CORPORATION

                                   By:      __________________________________
                                   Its:     __________________________________




[Corporate Seal]

Attest:

-------------------------------
Secretary


Countersigned:

THE BANK OF NEW YORK

By:      ________________________
         Authorized Officer

Dated:  _______________________

                              ELECTION TO PURCHASE

TO:      Intervest Bancshares Corporation

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________ shares of the Company's Class B Common Stock provided for thereon and requests that certificates for such shares be issued in the name of


--------------------------------------------------------------------------------
            (please print name, address, and social security number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated:   ____________________, _____
                                             Name of Warrantholder
                                             or Assignee

                                             -----------------------------------
                                                       (please print)

                    Address  _______________________________________

                             ---------------------------------------
                    Social Security
                    Number   _______________________________________

Medallion Signature Guaranteed:

                    Signature _______________________________________

___________________________NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE
                           NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER, UNLESS
                           THIS WARRANT HAS BEEN ASSIGNED

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

--------------------------------------------------------------------------------
                    (name, address and social security number
                  of assignee must be printed or typewritten)

all of the rights of the undersigned under the within Warrant, with respect to ________________ shares of the Company's Class B Common Stock, hereby irrevocably constituting and appointing
            Attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises and, if said number of shares shall not be all the shares purchasable hereunder, a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned.

Dated:   ______________________, _____


                                    -------------------------------------------
                                           Signature of Registered Holder

Medallion Signature Guaranteed:  Signature _____________________________________

___________________________NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                           CORRESPOND WITH THE NAME AS IT APPEARS UPON THE FACE OF THE WITHIN WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER